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                     NationsBank Corporation

                       Board of Directors

                          Resolutions

                         June 28, 1995


      WHEREAS,  the Board of Directors of NationsBank Corporation
(the "Corporation") and the shareholders of the Corporation have duly approved the NationsBank Corporation Key Employee Stock Plan
(the "Plan");

                     Reservation of Shares

      NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby reserves, sets aside and authorizes for issuance 24,000,000 shares of its authorized but unissued shares of common stock (the "Common Stock") to be issued in accordance with the terms and conditions of the Plan.

               Registration under Securities Act

     RESOLVED, that the appropriate officers and directors of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to prepare, execute and file, or cause to be prepared and filed, with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8, and any subsequent registration statements on Form S-8 relating to the Plan, under the Securities Act of 1933, as amended (collectively, the "Registration Statements"), for the registration of up to 24,000,000 shares of Common Stock for issuance pursuant to the terms of the Plan with full power and authority to make such changes or additions thereto as any of them may approve, such approval to be conclusively evidenced by the filing thereof, and to prepare, execute and cause to be filed
any   amendments  to  such  Registration  Statements  (including, without limitation, post-effective amendments), together with all documents required as exhibits to such Registration Statements or any amendments or supplements thereto, and all certificates, letters, instruments, applications and any other documents which may be required to be filed with the Commission with respect to the registration of the shares of Common Stock issuable pursuant to the terms of the Plan and to take any and all action with respect to any of the foregoing as they, in their discretion, shall deem necessary or advisable, with the taking of such action conclusively establishing the validity thereof; and be it

      FURTHER RESOLVED, that Paul J. Polking, Esq. be, and he hereby is, designated and appointed as the agent for service in all matters relating to the Registration Statements.


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                Additional Listing Applications

      BE IT RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed to take, or cause to be taken, any and all action necessary to effect the listing of the shares of Common Stock issuable pursuant to the Plan on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE"), including, without limitation, the preparation, execution and filing of all necessary applications, documents, forms and agreements with the NYSE and the PSE, the payment by the Corporation of all required filing or application fees to the NYSE and the PSE and the appearance of any such officer (if requested) before officials of the NYSE and the PSE.

                     Blue Sky Qualification

      BE  IT  RESOLVED,  that it is desirable  and  in  the  best interest  of  the  Corporation that the shares  of  Common  Stock issuable pursuant to the terms of the Plan be qualified or registered for sale in various states; that the appropriate officers of the Corporation be, and each of them hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of such shares as said officers may deem advisable; that said officers be, and each of them hereby is, authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents to and appointments of attorneys for the purpose of receiving and accepting service of process and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken.

                          Ratification

      BE IT RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized to take all action, to execute, deliver and file all instruments and documents, to enter into all agreements and to do or cause to be done all such acts and things (including the payment of all necessary fees and expenses), in the name and on behalf of the Corporation and under its seal or otherwise, as they or any of them may deem necessary or desirable to carry out the intent and purposes of the foregoing resolutions; and be it

      FURTHER RESOLVED, that any action authorized by any of the foregoing resolutions which has been taken prior to the date hereof be, and the same hereby is, ratified and confirmed in all respects.

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                    CERTIFICATE OF SECRETARY


      I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that the foregoing is a true and correct copy of a resolution duly adopted by a majority of the entire Board of Directors of said Corporation at a meeting of said Board of Directors held on June 28, 1995, at which meeting a quorum was present and acted throughout and that said resolution is in full force and effect and has not been amended or rescinded as of the date hereof.

      IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this 28th day of June, 1995.



(SEAL)



                                        /s/Allison L. Gilliam
                                        Assistant Secretary